   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999.

                                              REGISTRATION NO. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                             THE VANTIVE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                  -------------

           DELAWARE                                           77-0266662
 (State or other jurisdiction                              (I.R.S. Employer
      of incorporation or                                Identification No.)
         organization)

                              2455 AUGUSTINE DRIVE
                              SANTA CLARA, CA 95054
                                 (408) 982-5700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  -------------

                                 JOHN R. LUONGO
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                             THE VANTIVE CORPORATION
                   2455 AUGUSTINE DRIVE, SANTA CLARA, CA 95054
                                 (408) 982-5700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            DENNIS C. SULLIVAN, ESQ.
                             WILLIAM A. RODONI, ESQ.
                             JULIE F. HANIGER, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                               Palo Alto, CA 94301

                                  -------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum     Proposed Maximum
   Title of Each Class of          Amount to be     Offering Price     Aggregate Offering        Amount of
 Securities to be Registered        Registered        Per Share               Price          Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, ($0.001 par
  value per share)                  66,803 shares     $12.063(1)         $805,844.58(2)           $225(2)
============================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.

(2) Computed pursuant to Rule 457(c) based upon the average high and low sale prices of Vantive's common stock on the Nasdaq Stock Market's National Market for January 8, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                             SUBJECT TO COMPLETION
                             DATED JANUARY 11, 1999


                                  66,803 SHARES



                             THE VANTIVE CORPORATION


                                  COMMON STOCK

                              ---------------------



        This prospectus relates to the public offering, which is not being underwritten, of 66,803 shares of our common stock. The common stock is held by some of our current stockholders, otherwise referred to as the selling stockholders, who are listed on page 4. The selling stockholders obtained their shares of Vantive common stock on September 2, 1998, by virtue of a merger of Solar Acquisition Corporation, a wholly-owned subsidiary of Vantive, with and into Scotch Bonnet Integration, Inc.

        The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

        Vantive's common stock is quoted on the Nasdaq National Market under the symbol "VNTV." On January 8, 1999, the closing price of one share of Vantive common stock was $12.063.


                         ------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         ------------------------------



                The date of this prospectus is January __, 1999.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VANTIVE, ANY SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.vantive.com or at the SEC's web site at http://www.sec.gov. Our common stock is traded on The Nasdaq National Market and, as such, reports and other information concerning Vantive can also be inspected at the offices of the National Association of Securities Dealers, Inc., in Washington, D.C.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

               o Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 25, 1998;

               o Vantive's Current Reports on Form 8-K filed June 23, 1998, July 15, 1998 (as amended by Form 8-K/A filed on September 14,
                  1998) and December 18, 1998;

               o The descriptions of Vantive's capital stock contained in its registration statements on Form 8-A filed on August 9, 1995 and December 18, 1998, including any amendments or reports filed for the purpose of updating such descriptions; and

               o Vantive's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                      The Vantive Corporation
                      2455 Augustine Drive
                      Santa Clara, CA  95054
                      (408) 982-5700
                      Attn: Chief Financial Officer

        You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  ABOUT VANTIVE

        Vantive is a leading provider of front-office automation software that automates sales and marketing, call centers, field service, help desk and quality assurance operations. These integrated front-office software applications, called the Vantive Enterprise, are designed to enable businesses to attract, acquire and retain customers. Vantive Enterprise applications may also be used through a Web-based browser, providing the end-user access to the software outside the traditional office environment. Vantive Enterprise software may be used independently or as part of an integrated, enterprise-wide, front-office automation system. Vantive Enterprise applications are built through the use of a component-based, multi-tier architecture and a common data model.

        Vantive believes that businesses implementing an integrated front-office automation system can better manage customer relationships by sharing valuable customer information throughout the organization. Our front-office software applications have been deployed by businesses in a broad range of industries:

            o  software                      o  manufacturing

            o  communications                o  medical products

            o  consumer products             o  public sector/regulated industry

            o  finance                       o  online services

            o  outsourcing/services          o  consumer goods

            o  personal computer hardware    o  retail

            o  healthcare

        Vantive's principal executive offices are located at 2455 Augustine Drive, Santa Clara, California 95054, and its telephone number is (408) 982-5700.

            RECENT MATTERS -- ADOPTION OF STOCK PURCHASE RIGHTS PLAN

        On November 19, 1998, Vantive's Board of Directors adopted a stock purchase rights plan. This plan entitles our stockholders to purchase Vantive common stock, or the common stock of an acquiror of Vantive, if certain hostile efforts are made to acquire control of Vantive. As part of this plan, the Board declared a dividend distribution of one preferred stock purchase right on each share of Vantive common stock outstanding on December 15, 1998. Until the earlier of November 18, 2008 or the occurrence of certain events, each share of Vantive common stock issued pursuant to the rights plan will include a purchase right . The stock purchase rights plan is described in our Registration Statement on Form 8-A, which was filed on December 18, 1998. The Form 8-A is incorporated by reference in Vantive's Registration Statement for the securities offered under the rights plan.

                              PLAN OF DISTRIBUTION

        All 66,803 shares of common stock being registered hereby are being registered on behalf of the selling stockholders who are listed on page 4. All of the shares were issued by us in connection with our acquisition of Scotch Bonnet Integration, Inc. Vantive will receive no proceeds from this offering. As used herein, the term "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus.

        The selling stockholders will act independently of Vantive in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may choose to sell the shares from time to time at market prices prevailing at the time of the sale, at prices related to the then prevailing market prices or in negotiated transactions, including pursuant to an underwritten offering or pursuant to one or more of the following methods:

               o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction,

               o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, and

               o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

        In connection with the sale of the shares, the selling stockholders may engage broker-dealers who in turn may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. In addition, underwriters or agents may receive compensation from the selling stockholders or from purchasers of the shares for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they act as agents. Underwriters, dealers and agents that participate in the distribution of the shares may be deemed to be underwriters, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        At the time a particular offer of shares is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the aggregate amount of shares being offered and the terms of the offering. Such supplement will also disclose the following information:

               o  the name or names of any underwriters, dealers or agents,

               o the purchase price paid by any underwriter for shares purchased from the selling stockholders,

               o any discounts, commissions and other items constituting compensation from the selling stockholders and/or Vantive, and

               o any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

        Vantive has agreed to indemnify the selling stockholders in certain circumstances against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify Vantive in certain circumstances against certain liabilities, including liabilities under the Securities Act.

        The selling shareholders and any other persons participating in the sale or distribution of the shares being registered hereby will be subject to the provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, to the extent applicable. The foregoing provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person. This may affect the marketability of the shares. The selling shareholders also will comply with the applicable prospectus delivery requirements under the Securities Act in connection with the sale or distribution of the shares hereunder.

        In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

        Vantive will bear all out-of-pocket expenses incurred in connection with the registration of the shares, including, without limitation, all registration and filing fees imposed by the SEC, the NASD and blue sky laws, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of Vantive's outside counsel and independent public accountants. The selling stockholders will bear all underwriting discounts and commissions and transfer or other taxes.

                              SELLING STOCKHOLDERS

        The following table sets forth the number of shares owned by each of the selling stockholders. None of the selling stockholders has had a material relationship with Vantive within the past three years other than as a result of the ownership of the shares or other securities of Vantive. No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below, each of whom has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

                            NUMBER OF SHARES     NUMBER OF SHARES    PERCENT OF
                           BENEFICIALLY OWNED     REGISTERED FOR     OUTSTANDING
   SELLING STOCKHOLDER      BEFORE OFFERING        SALE HEREBY         SHARES
   -------------------     ------------------    ----------------    -----------
   Marian Abrams                12,238                12,238              *
   Mark Dirrim                  12,238                12,238              *
   Daniel Kenyon                12,238                12,238              *
   Guy Pasela                   21,738                21,738              *
   Systar, Inc.                  8,351                 8,351              *
                                ------                ------             --
       TOTALS                   66,803                66,803              *

----------------

*  Represents beneficial ownership of less than 1%.

        This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Vantive's outstanding shares of common stock.

                                  LEGAL MATTERS

        For the purpose of this offering, Gray Cary Ware & Freidenrich LLP, Vantive's outside legal counsel, is giving its opinion on the validity of the shares.

                                     EXPERTS

        Arthur Andersen LLP, independent accountants, audited our financial statements incorporated by reference in this prospectus and elsewhere in this registration statement. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen as experts in accounting and auditing in giving the report.

================================================================================



WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.


                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
WHERE YOU CAN FIND MORE INFORMATION........................................1

INCORPORATION OF CERTAIN DOCUMENTS BY  REFERENCE...........................1

ABOUT VANTIVE..............................................................2

RECENT MATTERS -- ADOPTION OF STOCK  PURCHASE RIGHTS PLAN..................2

PLAN OF DISTRIBUTION.......................................................2

SELLING STOCKHOLDERS.......................................................4

LEGAL MATTERS..............................................................4

EXPERTS....................................................................4




                             THE VANTIVE CORPORATION



                          ----------------------------



                                  66,803 SHARES

                                       OF

                                  COMMON STOCK





                          ----------------------------

                                   PROSPECTUS

                          ----------------------------





                                January __, 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


        The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration and listing and filing fees.

                                                                  To be Paid
                                                                    By The
                                                                  Registrant
                                                                  ----------
       SEC Registration Fee.....................................    $  225
       Nasdaq filing fee........................................     2,000
       Accounting fees and expenses.............................     5,000
       Legal fees and expenses..................................    10,000
       Miscellaneous expenses...................................       775
                                                                   -------
               Total............................................   $18,000
                                                                   =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Vantive's Certificate of Incorporation and Bylaws provide for indemnification of its directors, officers, employees, and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware Law. In addition, Vantive has entered into separate indemnification agreements with its directors and officers. Vantive also currently has directors' and officers' liability insurance in place.

        These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 16.  EXHIBITS

EXHIBIT NO.   DESCRIPTION OF DOCUMENT
-----------   -----------------------
    3.1       Agreement and Plan of Merger by and among The Vantive
              Corporation, Solar Acquisition Corporation, a Delaware
              corporation and wholly-owned subsidiary of The Vantive
              Corporation, and Scotch Bonnet Integration, Inc., a Delaware
              corporation.

    5.1       Opinion of Gray Cary Ware & Freidenrich LLP.

   23.1       Consent of Arthur Andersen LLP, Independent Accountants.

   23.2       Consent of Gray Cary Ware & Freidenrich LLP  (included in the
              Opinion of Gray Cary Ware 7 Freidenrich LLP, filed as Exhibit 5.1 hereto).

   24.1 Power of Attorney (included on page II-4 of this registration statement).


ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Vantive's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934, that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 31, 1998.


                                       THE VANTIVE CORPORATION


                                       By: /s/ John R. Luongo
                                           ------------------------------------
                                           John R. Luongo
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Luongo and Leonard LeBlanc, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3 (including post-effective amendments) and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the date indicated.


         SIGNATURE                          TITLE                         DATE
         ---------                          -----                         ----
/s/ John R. Luongo             President, Chief Executive Officer   December 31, 1998
---------------------------    and Director (Principal Executive
      John R. Luongo           Officer)


/s/ Leonard LeBlanc            Executive Vice President, Chief      December 31, 1998
---------------------------    Financial Officer and Secretary
      Leonard LeBlanc          (Principal Financial Officer)


/s/ Michael M. Loo             Vice President Finance and           December 31, 1998
---------------------------    Assistant Secretary (Chief
      Michael M. Loo           Accounting Officer)


/s/ William H. Davidow         Chairman of the Board of Directors   December 31, 1998
---------------------------
    William H. Davidow


/s/ Tom Thomas                 Director                             December 31, 1998
---------------------------
        Tom Thomas


                               Director
---------------------------
   Raymond L. Ocampo Jr.


/s/ Peter A. Roshko            Director                             December 28, 1998
---------------------------
      Peter A. Roshko


/s/ Patti Manuel               Director                             December 31, 1998
---------------------------
       Patti Manuel


                                INDEX TO EXHIBITS


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    3.1        Agreement and Plan of Merger by and among The Vantive
               Corporation, Solar Acquisition Corporation, a Delaware
               corporation and wholly-owned subsidiary of The Vantive
               Corporation, and Scotch Bonnet Integration, Inc., a Delaware
               corporation.

    5.1        Opinion of Gray Cary Ware & Freidenrich LLP.

   23.1        Consent of Arthur Andersen LLP, Independent Accountants.

   23.2        Consent of Gray Cary Ware & Freidenrich LLP (included in the
               Opinion of Gray Cary Ware & Freidenrich LLP, filed as Exhibit 5.1 hereto).

   24.1 Power of Attorney (included on page II-4 of this registration statement).
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